                                                                     Exhibit 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                                SAP NEWCO, INC.



                                   ARTICLE I
                                   ---------

                               NAME AND DURATION
                               -----------------

          The name of the Corporation is SAP NEWCO, INC. The duration of the Corporation is perpetual. This Corporation shall begin its corporate existence as of the 30th day of April, 1996.


                                  ARTICLE II
                                  ----------

                               PRINCIPAL OFFICE
                               ----------------

          The address of the principal office of the Corporation in the State of Virginia is 11410 Isaac Newton Square, Reston, Virginia 22090.


                                  ARTICLE III
                                  -----------

                          REGISTERED OFFICE AND AGENT
                          ---------------------------

          The address of the registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is Corporation Service Company.


                                  ARTICLE IV
                                  ----------

                     CORPORATE PURPOSES, POWERS AND RIGHTS
                     -------------------------------------

          1. The nature of the business to be conducted or promoted and the purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

          2. In furtherance of its corporate purposes, the Corporation shall have all of the general and specific powers and rights granted to and conferred on a corporation by the Delaware General Corporation Law.

                                   ARTICLE V
                                   ---------

                                 CAPITAL STOCK
                                 -------------

     SECTION 1.  CAPITAL STOCK.  The total number of shares of common stock
                 -------------
which the Corporation has the authority to issue is Thirty Million (30,000,000) shares of Common Stock ("Common Stock") One Cent ($0.01) par value per share. Additionally, the Corporation shall have the authority to issue up to Ten Million (10,000,000) shares of Preferred Stock (as provided in Section 2 hereof).

     SECTION 2.  PREFERRED STOCK.
                 ---------------

               a. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of this Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes, unless expressly provided.

               b. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights and qualifications.


                                  ARTICLE VI
                                  ----------

                                 INCORPORATOR
                                 ------------

          The name and mailing address of the incorporator of this Corporation is as follows:

               Name                               Address
               ----                               -------

          David A. Webster
          General Counsel/                   c/o St. Anthony Publishing, Inc.
          Corporate Secretary                11410 Isaac Newton Square Reston,
                                             Virginia  22090


                                  ARTICLE VII
                                  -----------

                              BOARD OF DIRECTORS
                              ------------------

     This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that it is intended to be in furtherance and not in limitation or exclusion of the powers conferred by the statutes of the State of Delaware.

          1. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) (the "Whole Board"). The directors shall be divided into three classes, as nearly equal in number as reasonably possible (if the number shall not divide equally, the fraction of a position shall be assigned to the "Class III director group), with the term of office of the first class ("Class I") to expire at the 1997 annual meeting of the shareholders, the term of the second class ("Class II") to expire at the 1998 annual meeting of shareholders, and the term of office of the third class ("Class III") to expire at the 1999 annual meeting of shareholders. At each annual meeting of shareholders following the initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third annual meeting of shareholder after their election. A director shall be permitted to succeed his or her self, without limitation. Qualifications of persons to become members of the Board of Directors shall be established by the Board of Directors, from time to time, by its discretion, as it determines are in the best interests of this Corporation.

          2. If any vacancy occurs in the Board of Directors (including a vacancy resulting from an enlargement of the Board) during a term, the remaining directors, by affirmative vote of a majority thereof, may elect a director to fill the vacancy until the next annual meeting of shareholders. Notwithstanding any provisions to the contrary contained herein, each director shall hold officer until his or her successor is elected and qualified, or until his or her death, resignation or removal.

          3. A majority of the total number of the Whole Board shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, the required quorum shall be reduced by one for each director so disqualified; provided, however, that in no case shall less that one third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

          4. Any one or more of the directors may be removed, with or without cause, by the holders of at least the Required Percentage of the shares then entitled to vote at an election of directors. The "Required Percentage" shall be a majority at all times prior to the first time when no single shareholder holds directly forty percent (40%) of the shares entitled to vote for directors and shall be seventy five percent (75%) following the date when, as certified by the Corporation's stock transfer agent, no single shareholder directly holds more than forty percent (40%) of the shares, regardless of whether, subsequent to such date, a shareholder does acquire more than forty percent (40%) of the Voting Stock.

          5. The names and mailing addresses of the person who shall serve as the sole director of the Corporation until the first meeting of the shareholders is as follows:

               Name                               Address
               ----                               -------
          David A. Webster                   c/o St. Anthony Publishing, Inc.
                                             11410 Isaac Newton Square
                                             Reston, VA  22090


          6. A director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary or other damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (v) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the filing of the Certificate of Incorporation of which this Article is a part to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended. However, no future amendment of law or of this Certificate of Incorporation shall have the effect of increasing the liability exposure of a director, unless such amendment is specifically adopted by an amendment to this Certificate of Incorporation.


                                 ARTICLE VIII
                                 ------------


                       SPECIAL MEETINGS OF SHAREHOLDERS;
            NOMINATION AND SHAREHOLDER BUSINESS; ACTION BY CONSENT
            -------------------------------------------------------

     SECTION 1.  SPECIAL MEETINGS OF SHAREHOLDERS.  Special meetings of the
                 --------------------------------
shareholders may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer of this Corporation, or a majority of the members of the Board of Directors. Business transacted at such special meeting of the shareholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

     SECTION 2.  NOMINATIONS AND SHAREHOLDER BUSINESS.
                 ------------------------------------

          1. Nominations of persons for election to the Board of Directors of this Corporation and the proposal of business to be considered by the Shareholders may be made at an annual meeting of shareholders (a) pursuant to this Corporation's notice of meeting, (b) by or at the direction of the Board of Directors, or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 2 of this Article.

          2. For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to this Section 2 of this Article, the shareholder must have given timely notice thereof in writing to the Secretary of this Corporation, and such business must be a proper subject for shareholder action under the Delaware General Corporation Law. To be timely, a shareholder's notice must be delivered to the Corporation not less than one hundred (120) days nor more than one hundred (180) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty
(30) days or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder to be timely must be so delivered not later that the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act:) (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owners, if any, on whose behalf the proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

          3. Notwithstanding anything in this Section 2 of this Article to the contrary, in the event the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement specifying the size of the increased Board of Directors made by the Corporation at least one hundred thirty (130) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 2 of this Article shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of this Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by this Corporation.

          4. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to this Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to this Corporation's notice of meeting (a) by or at the direction of the Board of Directors, or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Article, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2 of this Article. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice required by this Section 2 shall be delivered to the Secretary at the principal executive offices of this Corporation not earlier than the 180th day prior to such special meeting and not later than the close of business on the later of the 120th day prior to such special meeting or the 10th day following the day on which the public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of directors to be elected at such meeting.

          5. Only such persons who are nominated in accordance with the procedures set forth in this Section 2 shall be eligible for election as directors at any meeting of shareholders. Only such business shall be conducted before the meeting in accordance with the procedures set forth in this Section. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2 and, if any proposed nomination or business is not in compliance with this Section 2, to declare that such defective proposal shall be disregarded.

          6. For purposes of this Section 2, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by this Corporation with the Securities and Exchange Commission pursuant to Section 9, 13, 14 or 15(d) of the Exchange Act.

     Notwithstanding the foregoing provisions of this Article, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article. Nothing in this Article shall be deemed to affect any rights of shareholders to request inclusion of proposals in this Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     SECTION 3.  ACTION WITHOUT A MEETING OF THE SHAREHOLDERS.  Until the
                 --------------------------------------------
closing of an Initial Public Offering, any action required or permitted to be taken at any annual or special meeting of shareholders of this Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all share entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing. Effective upon the closing of an Initial Public Offering, shareholders of the Corporation may not take any action by written consent in lieu of a meeting.

                                  ARTICLE IX
                                  ----------

                         CERTAIN BUSINESS COMBINATIONS
                         -----------------------------

     SECTION 1.   "FAIR PRICE" REQUIREMENT FOR CERTAIN BUSINESS COMBINATIONS
                  ----------------------------------------------------------

          1.   Higher Vote for Certain Business Combinations.  In addition to
               ---------------------------------------------
any affirmative vote required by law or this Certificate of Incorporation, and except as expressly provided in Section 2 of this Article:

               (i) any merger or consolidation of this Corporation or any subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

               (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of this Corporation or any Subsidiary having an aggregate Fair Market Value of $50 Million or more; or

               (iii) the issuance or transfer by the Corporation or any subsidiary (in one transaction or a series of transaction) of any securities of this Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities, or other property (or a combination thereof) having an aggregate Fair Market Value of $50 Million or more; or

               (iv) the adoption of any plan or proposal for the liquidation or dissolution of this Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

               (v) any reclassification of securities (including any reverse stock split), or recapitalization of this Corporation, or any merger or consolidation of this Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of this Corporation or any subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

     shall require the affirmative vote of the holders of at least seventy five percent (75%) of the voting power of the then outstanding shares of capital stock of this Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as single class (it being understood that for purposes of this Article, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article V, Section 2 of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

          2.  DEFINITION OF "BUSINESS COMBINATION."  The term "Business
              -------------------------------------
Combination" as used in this Article shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph 1 of this
Section 1.

     SECTION 2.  WHEN HIGHER VOTE IS NOT REQUIRED.  The provisions of Section 1
                 --------------------------------
of this Article shall not be applicable to any particular Business Combination, and such Business combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs 1 and 2 are met:

          1.   Approval by Disinterested Directors.  The Business Combination
               -----------------------------------
shall have been approved by a majority of the Disinterested Directors (as hereinafter defined.)

          2.   Price and Procedure Requirements.  All of the following
               --------------------------------
conditions shall have been met:

               (i) the aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share of holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                     (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
          fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it (1) within the two year period immediately prior to the first public announcement of the proposal of the Business Combination (the

          "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; and

                     (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article as the "Determination Date"), whichever is higher.

               (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph 2 (ii) shall be required to be met with respect to every class of outstanding Voting Stock whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

                     (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealer's fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it (1) within the two year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareholder, whichever is higher;

                    (b) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                    (c) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

               (iii) the consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock with varying forms of consideration. The form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with paragraphs 2(i) and 2(ii) of this Section 2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of share or similar event.

               (iv) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare an pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

               (v) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by this Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

               (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of this Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     SECTION 3.  CERTAIN DEFINITIONS.  For purposes of this Article:
                 -------------------

          1. A "person" shall mean any individual, firm, corporation or other entity.

          2. "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

               (i) is the beneficial owner, directly or indirectly, of more than twenty percent (20%) of the voting power of the outstanding Voting Stock (and did not hold at least 20% of the outstanding Voting Stock prior to the Initial Public Offering of the shares of Common Stock of this Corporation [an "Excepted Shareholder"]); or

               (ii) is an Affiliate of this Corporation and at any time within the two year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the voting power of the then outstanding Voting Stock, other than an Excepted Shareholder; or

               (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transaction not involving a public offering within the meaning of the Securities Act of 1933.

          3.   A person shall be a "beneficial owner" of any Voting Stock:

               (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

               (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the occurrence of an event), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or
     (b) the right to vote pursuant to any agreement, arrangement, or understanding; or

               (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          4. For purposes of determining whether a person is an Interested Shareholder pursuant to paragraph 2 of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through the application of paragraph 3 of this Section 3, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights,warrants or options, or otherwise.

          5. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General rules and Regulations under the Securities Exchange act of 1934, as in effect on May 1, 1996.

          6. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for purposes of the definition of Interested Shareholder set forth in paragraph 2 of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity is owned, directly or indirectly, by this Corporation.

          7. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

          8. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

          9. In the event of any Business Combination in which this Corporation survives, the phrase "other consideration to be received" as used in paragraphs 2(i) and (ii) of Section 2 of this Article shall include the share of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

     SECTION 4.  POWERS OF THE BOARD OF DIRECTORS.  A majority of the Directors
                 --------------------------------
shall have the power and duty to determine for the purposes of this Article, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Shareholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by this Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $25 Million or more. A majority of the Directors shall have the further power to interpret all of the terms and provision of this Article.

     SECTION 5.  NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED SHAREHOLDERS.
                 -------------------------------------------------------------
Nothing contained in this Article shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

     SECTION 6.  CONSIDERATION OF OTHER FACTORS.
                 ------------------------------

          1. The Board of Directors of this Corporation may, in its sole discretion, and it is hereby declared a proper corporate purpose for the Board of Directors, if it deems it advisable, to oppose any offer, proposal or attempt by any corporation or other business entity, person or group to (a) make any tender or other offer to acquire any of this Corporation's securities; (b) merge or consolidate this Corporation with or into another entity; (c) purchase or otherwise acquire all or substantially all of the assets of this Corporation; or
(d) make any transaction similar in purpose or effect to any of the above. In considering whether to oppose, recommend or remain neutral with respect to any of the aforesaid offers, proposals or plans, the Board of Directors shall evaluate what is in the best interests of this Corporation, and may, but is not legally obligated to, consider any pertinent factors, by its discretion, which may include, but are not limited to, any of the following:

          (i) Whether the offering price, whether in cash or in securities is adequate and acceptable based upon both the current market price of this Corporation's securities and the historical and present operating results or financial condition of this Corporation.

          (ii) Whether a price more favorable to the shareholders may be obtained now or in the future from other offerors and whether this Corporation's continued existence as an independent corporation will affect the future value of this Corporation.

          (iii) the impact the offer would have on the employees, clients, and customers of this Corporation or its Subsidiaries and the communities which they serve.

          (iv) the present and historical financial position of the offeror, its reputation in the communities which it serves, and the social and/or economic effect which the reputation and practices of the offeror or its management and affiliates would have on the employees and customers of this Corporation and the community which this Corporation serves.

          (v) An analysis of the value of securities (if any) offered in exchange for this Corporation's securities.

          (vi) Any anti-trust or other legal or regulatory issues raised by the offer.

          2. If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all government and regulatory authorities having jurisdiction over the offer; causing this Corporation to acquire its own securities; selling or otherwise issuing authorized but unissued securities or treasury stock and granting options with respect thereto; acquiring a company to create an anti-trust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual, group or entity.


                                  ARTICLE IX
                                  ----------

                                    Bylaws
                                    ------

          The power to adopt, amend or repeal bylaws for the management of this Corporation shall be vested solely in the Board of Directors.


                                   ARTICLE X
                                   ---------

                                Indemnification
                                ---------------

          The Corporation shall indemnify any incorporator, officer or director, or any former incorporator, officer or director, to the full extent permitted by law.

                                  ARTICLE XI
                                  ----------

                                   Amendment
                                   ---------

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

     Notwithstanding any other provision of law, this Certificate of Incorporation, or the Corporation's Bylaws, as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of holders of at least seventy five percent (75%) of the votes which all shareholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or adopt any provision inconsistent with the provisions of this Certificate of Incorporation at any time after the time when no single shareholder holds directly forty percent (40%) of the shares entitled to vote for directors, as certified by the Corporation's stock transfer agent. If, subsequent to the time when no shareholder holds directly forty percent (40%), a shareholder acquires forty percent (40%) or more, such subsequent event shall not have any effect on the required super-majority provisions of this Certificate of Incorporation, including this Article.

          The undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, does make, file and record these Certificate of Incorporation, do certify that the facts herein stated are true; and, accordingly, have hereunto set my hand and seal this 30th day of April, 1996.


                                    /s/ David A. Webster
                                   -----------------------------
                                   David A. Webster
                                   Incorporator